                                                                    EXHIBIT 4.15

================================================================================

                 FISHER SCIENTIFIC INTERNATIONAL INC., as Issuer

                      8% Senior Subordinated Notes due 2013

                                 ---------------

                                    INDENTURE

                           Dated as of August 20, 2003

                                 ---------------

           J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                 Indenture
Section                                                                                Section
-------                                                                               ---------
310  (a)(1)................................................................         7.10
     (a)(2)................................................................         7.10
     (a)(3)................................................................         N.A.
     (a)(4)................................................................         N.A.
     (b)...................................................................         7.8; 7.10
     (c)...................................................................         N.A.
311  (a)...................................................................         7.11
     (b)...................................................................         7.11
     (c)...................................................................         N.A.
312  (a)...................................................................         2.5
     (b)...................................................................         N.A.
     (c)...................................................................         N.A.
313  (a)...................................................................         7.6
     (b)(1)................................................................         N.A.
     (b)(2)................................................................         7.6
     (c)...................................................................         7.6
     (d)...................................................................         7.6
314  (a)...................................................................         4.18; 4.19; 13.2
     (b)...................................................................         N.A.
     (c)(1)................................................................         13.4
     (c)(2)................................................................         13.4
     (c)(3)................................................................         N.A.
     (d)...................................................................         N.A.
     (e)...................................................................         13.5
     (f)...................................................................         4.19
315  (a)...................................................................         7.1
     (b)...................................................................         7.5; 13.2
     (c)...................................................................         7.1
     (d)...................................................................         7.1
     (e)...................................................................         6.11
316  (a)(last sentence)....................................................         13.6
     (a)(1)(A).............................................................         6.5
     (a)(1)(B).............................................................         6.4
     (a)(2)................................................................         N.A.
     (b)...................................................................         6.7
317  (a)(1)................................................................         6.8
     (a)(2)................................................................         6.9
     (b)...................................................................         2.4
318  (a)...................................................................         13.1

N.A. means Not Applicable

-----------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

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                                        ARTICLE I

                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions.....................................................         1
SECTION 1.2.    Other Definitions...............................................        23
SECTION 1.3.    Incorporation by Reference of Trust Indenture Act...............        24
SECTION 1.4.    Rules of Construction...........................................        25

                                       ARTICLE II

                                     THE SECURITIES

SECTION 2.1.    Form and Dating.................................................        25
SECTION 2.2.    Execution and Authentication....................................        26
SECTION 2.3.    Registrar and Paying Agent......................................        27
SECTION 2.4.    Paying Agent to Hold Money in Trust.............................        27
SECTION 2.5.    Securityholder Lists............................................        28
SECTION 2.6.    Transfer and Exchange...........................................        28
SECTION 2.7.    Replacement Securities..........................................        33
SECTION 2.8.    Outstanding Securities..........................................        34
SECTION 2.9.    Temporary Securities............................................        34
SECTION 2.10.   Cancellation....................................................        34
SECTION 2.11.   Defaulted Interest..............................................        35
SECTION 2.12.   CUSIP Numbers...................................................        35
SECTION 2.13.   Issuance of Additional Securities...............................        35

                                      ARTICLE III

                                      REDEMPTION

SECTION 3.1.    Notices to Trustee..............................................        36
SECTION 3.2.    Selection of Securities To be Redeemed..........................        36
SECTION 3.3.    Notice of Redemption............................................        37
SECTION 3.4.    Effect of Notice of Redemption..................................        37
SECTION 3.5.    Deposit Of Redemption Price.....................................        38
SECTION 3.6.    Securities Redeemed in Part.....................................        38


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                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.    Payment of Securities...........................................        38
SECTION 4.2.    Limitation on Liens.............................................        39
SECTION 4.3.    Limitation on Incurrence of Additional Indebtedness.............        39
SECTION 4.4.    Limitation on Restricted Payments...............................        40
SECTION 4.5.    Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries......................................        42
SECTION 4.6.    Limitation on Asset Sales.......................................        44
SECTION 4.7.    Limitation on Transactions with Affiliates......................        46
SECTION 4.8.    Change of Control...............................................        47
SECTION 4.9.    Prohibition on Incurrence of Senior Subordinated Debt...........        49
SECTION 4.10.   Limitation on Preferred Stock of Subsidiaries...................        49
SECTION 4.11.   Limitation on Guarantees by Restricted Subsidiaries.............        49
SECTION 4.12.   Conduct of Business.............................................        49
SECTION 4.13.   Maintenance of Office or Agency.................................        50
SECTION 4.14.   Corporate Existence.............................................        50
SECTION 4.15.   Payment of Taxes and Other Claims...............................        50
SECTION 4.16.   Maintenance of Properties and Insurance.........................        50
SECTION 4.17.   Compliance With Laws............................................        51
SECTION 4.18.   Additional Information..........................................        51
SECTION 4.19.   Further Instruments and Acts....................................        51

                                    ARTICLE V

                                SUCCESSOR COMPANY

SECTION 5.1.    When Company May Merge or Transfer Assets.......................        51

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1.    Events of Default...............................................        53
SECTION 6.2.    Acceleration....................................................        55
SECTION 6.3.    Other Remedies..................................................        55
SECTION 6.4.    Waiver of Past Defaults.........................................        55
SECTION 6.5.    Control by Majority.............................................        56
SECTION 6.6.    Limitation on Suits.............................................        56
SECTION 6.7.    Rights of Holders to Receive Payment............................        57
SECTION 6.8.    Collection Suit by Trustee......................................        57

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
SECTION 6.9.    Trustee May File Proofs of Claim................................        57
SECTION 6.10.   Priorities......................................................        57
SECTION 6.11.   Undertaking for Costs...........................................        58

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1.    Duties of Trustee...............................................        58
SECTION 7.2.    Rights of Trustee...............................................        59
SECTION 7.3.    Individual Rights of Trustee....................................        59
SECTION 7.4.    Trustee's Disclaimer............................................        59
SECTION 7.5.    Notice of Defaults..............................................        60
SECTION 7.6.    Reports by Trustee to Holders...................................        60
SECTION 7.7.    Compensation and Indemnity......................................        60
SECTION 7.8.    Replacement of Trustee..........................................        61
SECTION 7.9.    Successor Trustee by Merger.....................................        62
SECTION 7.10.   Eligibility; Disqualification...................................        62
SECTION 7.11.   Preferential Collection of Claims Against Company...............        62

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.    Discharge of Liability on Securities............................        62
SECTION 8.2.    Legal Defeasance and Covenant Defeasance........................        64
SECTION 8.3.    Conditions to Defeasance........................................        65
SECTION 8.4.    Application of Trust Money......................................        66
SECTION 8.5.    Repayment to Company............................................        67
SECTION 8.6.    Reinstatement...................................................        67

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1.    Without Consent of Holders......................................        68
SECTION 9.2.    With Consent of Holders.........................................        69
SECTION 9.3.    Compliance With Trust Indenture Act.............................        70
SECTION 9.4.    Revocation and Effect of Consents and Waivers...................        70
SECTION 9.5.    Notation or Exchange of Securities..............................        71
SECTION 9.6.    Trustee to Sign Amendments......................................        71


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
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
                                    ARTICLE X

                                  SUBORDINATION

SECTION 10.1.   Agreement to Subordinate........................................        71
SECTION 10.2.   Liquidation, Dissolution, Bankruptcy............................        71
SECTION 10.3.   Default on Senior Indebtedness..................................        72
SECTION 10.4.   Acceleration of Payment of Securities...........................        73
SECTION 10.5.   When Distribution Must Be Paid Over.............................        73
SECTION 10.6.   Subrogation.....................................................        73
SECTION 10.7.   Relative Rights.................................................        73
SECTION 10.8.   Subordination May Not Be Impaired by Company....................        74
SECTION 10.9.   Rights of Trustee and Paying Agent..............................        74
SECTION 10.10.  Distribution or Notice to Representative........................        74
SECTION 10.11.  Article X Not To Prevent Events of Default or Limit Right
                   to Accelerate................................................        74
SECTION 10.12.  Trust Moneys Not Subordinated...................................        74
SECTION 10.13.  Trustee Entitled to Rely........................................        74
SECTION 10.14.  Trustee to Effectuate Subordination.............................        75
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness........        75
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions.....................................        75

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                                   [RESERVED]

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1.  Trust Indenture Act Controls.....................................        76
SECTION 13.2.  Notices..........................................................        76
SECTION 13.3.  Communication by Holders With Other Holders......................        77
SECTION 13.4.  Certificate and Opinion As To Conditions Precedent...............        77
SECTION 13.5.  Statements Required in Certificate or Opinion....................        77
SECTION 13.6.  When Securities Disregarded......................................        77
SECTION 13.7.  Rules by Trustee, Paying Agent and Registrar.....................        78
SECTION 13.8.  Legal Holidays...................................................        78


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
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
SECTION 13.9.  Governing Law....................................................        78
SECTION 13.10. No Recourse Against Others.......................................        78
SECTION 13.11. Successors.......................................................        78
SECTION 13.12. Multiple Originals...............................................        78
SECTION 13.13. Variable Provisions..............................................        78
SECTION 13.14. Qualification Of Indenture.......................................        78
SECTION 13.15. Table of Contents; Headings......................................        79

EXHIBITS
--------
EXHIBIT A      FORM OF TRANSFER RESTRICTED SECURITY
EXHIBIT B      FORM OF REGISTERED SECURITY
EXHIBIT C      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                 ACCREDITED INVESTORS

                  INDENTURE dated as of August 20, 2003, between FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (as further defined below, the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $150,000,000 aggregate principal amount of the Company's 8% Senior Subordinated Notes due 2013 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 8% Senior Subordinated Notes due 2013 (the "Exchange Notes" and, together with the Initial Notes, the "Original Securities") and, if and when issued, such Additional Securities (as defined below) that the Company may from time to time choose to issue under this Indenture. The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 6, 2003, among the Company, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Lazard Freres & Co. LLC (the "Purchase Agreement"). References herein to the "Securities" shall include the Original Securities and the Additional Securities. All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities, when executed by the Company, and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company. Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1.      Definitions.

                  "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company, or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

                  "Additional Securities" means, subject to the Company's compliance with Sections 2.13 and 4.3, 8% Senior Subordinated Notes due 2013 that the Company may issue under this Indenture (substantially in the form of Exhibit A, in the case of any such Additional Securities issued as Transfer Restricted Securities, or substantially in the form of Exhibit B, in the case of Additional Securities issued pursuant to an effective registration statement under the Securities Act) from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.6, 2.7, 2.9, 3.6 or 9.5 of this Indenture and any Exchange Securities issued in respect thereof).

                  "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

                  "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,
(v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 4.4, (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, (ix) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction and (x) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

                  "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of

Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) or clause (v) above; and
(vii) investments in money market funds, including, without limitation, the money market mutual funds or any other mutual fund comprised of allowable investments for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (y) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds, and (z) services performed for such funds and pursuant to this Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates, which invest substantially all their assets in securities of the types described in clauses
(i) through (vi) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than one or more Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than one or more Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Change of Control Triggering Event" means the occurrence of a Change of Control and the failure of the Securities to have a Minimum Rating on the 30th day after the occurrence of such Change of Control.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Fisher Scientific International Inc., a Delaware corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net

Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,
(B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges and (D) cash restructuring or nonrecurring charges, not to exceed $10 million in the aggregate for all periods after the Issue Date.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma adjustments for cost savings ("Cost Savings Adjustments") that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period and (iii) any Asset Sales or Asset Acquisitions (including any Consolidated EBITDA (including any Cost Savings Adjustments) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period; provided that to the extent that clause (ii) or (iii) of this sentence requires that pro forma effect be given to an Asset Sale or Asset Acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance and currency hedging costs relating to the Perbio Acquisition and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in compliance with this Indenture) plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends, paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its

Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses (including without limitation (w) any charge or expense incurred for employee bonuses in connection with the Perbio Transactions, (x) any fees, expenses and charges associated with the Perbio Transactions, (y) any adjustment in the book value of any inventory acquired in connection with the Perbio Acquisition and (z) any charge or expense associated with the entry into and the initial borrowings under the Credit Facility and the amended and restated receivables purchase agreement dated as of February 14, 2003, and the issuance and sale of the Existing Senior Subordinated Notes on January 14, 2003), and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Securities or this Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company), except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of the Company, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the proportionate ownership of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary, (f) the net loss of any Person other than a Restricted Subsidiary of the Company, (g) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above, (h) any one-time non-cash compensation charges, and any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, (i) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness and (j) any unrealized gains or losses in respect of Currency Agreements.

                  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

                  "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

                  "Credit Facility" means the credit agreement dated as of February 14, 2003, among the Company, the other borrowers party thereto from time to time, if any, the lenders party thereto from time to time and JP Morgan Chase Bank, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Facility or one or more other credit agreements or otherwise) including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Designated Noncash Consideration" means any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of the determination by the Board of Directors of the Company of the fair market value of such noncash consideration.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Designated Senior Indebtedness" means (i) Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness or another writing as "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control Triggering Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control Triggering Event) on or prior to the final maturity date of the Securities.

                  "Equity Offering" means a sale of Qualified Capital Stock of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Senior Notes" means any of (i) the Company's existing 7 1/8% Senior Notes due 2005 issued under the Senior Debt Securities Indenture dated as of December 18, 1995 and (ii) the Company's existing 2.50% Convertible Senior Notes due October 1, 2023 issued under the indenture dated as of July 7, 2003, and any notes issued in exchange therefor under such indenture.

                  "Existing Senior Subordinated Notes" means any of the Company's existing 8 1/8% Senior Subordinated Notes due 2012 issued under the indenture April 24, 2002, and any notes issued in exchange therefor under such indenture.

                  "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Foreign Subsidiary" means a Restricted Subsidiary of the Company (i) that is organized in a jurisdiction other than the United States of America or a state thereof or the District of Columbia and (ii) with respect to which at least 90% of its sales (as determined in accordance with GAAP) are generated by operations located in jurisdictions outside the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

                  "Investment" by any Person in any other Person means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and any guarantees. For the purposes of Section 4.4, (i) the Company shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made since the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary, and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  "Investors" means (i) Thomas H. Lee Company, a sole proprietorship located in Massachusetts ("THL"), (ii) any Affiliate of THL,
(iii) any officer, employee or consultant of THL, (iv) Thomas H. Lee Equity Fund, III L.P., Thomas H. Lee Foreign Fund III, L.P., THL-CCI Limited Partnership, and THL FSI Equity Investors, L.P. (collectively, the "THL Investors") and (v) any limited or general partner, stockholder, officer, employee or consultant of any THL Investor.

                  "Issue Date" means August 20, 2003.

                  "Joint Venture" means a corporation, partnership or other business entity, other than a Subsidiary of the Company, engaged or proposed to be engaged in the same or a similar line of business as the Company in which the Company owns, directly or indirectly, not less than 20% and not more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers and trustees thereof, with the balance of the ownership interests being held by one or more investors.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Management Stockholders" means Paul M. Montrone, Paul M. Meister and individuals who are officers, directors, employees and other members of the management of the Company as of the Issue Date, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of, or companies or other entities owned by, any of the foregoing, or any of their heirs, executors, successors or legal representatives, who at any particular date shall beneficially own or have the right to acquire directly or indirectly, common stock of the Company.

                  "Minimum Rating" means (i) a rating of at least BBB- (or equivalent successor rating) by S&P and (ii) a rating of at least Baa3 (or equivalent successor rating) by Moody's.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale,
(d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; provided that, in the case of the sale by the Company of an asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

                  "Offering Memorandum" means the Offering Memorandum dated August 6, 2003 relating to the Initial Notes; provided that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" shall be deemed references to the prospectus relating to the Exchange Notes.

                  "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Perbio Acquisition" means (a) the acquisition by a Wholly Owned Subsidiary of the Company of more than 50% of the outstanding shares of Perbio Science AB pursuant to a tender offer and (b) if such tender offer results in less than 100% of the shares of Perbio Science AB being so acquired, any subsequent acquisitions by a Wholly Owned Subsidiary of the Company of additional shares of Perbio Science AB from third parties (including pursuant to any compulsory acquisition procedure under the laws of Sweden).

                  "Perbio Transactions" means (a) the Perbio Acquisition, (b) the financing for the Perbio Acquisition including the entry into this Indenture and the offer and issuance of the Securities on the Issue Date and borrowings under the Credit Facility and (c) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

                  "Permitted Holder" means and includes (i) the Investors, (ii) the Management Stockholders, (iii) any corporation the outstanding voting power of the Capital Stock of which is beneficially owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Capital Stock of the Company, (iii) any Plan, (iv) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of Capital Stock being underwritten or (v) the Company or any Subsidiary of the Company.

                  "Permitted Indebtedness" means, without duplication, (i) the Original Securities, (ii) the Existing Senior Notes and Existing Senior Subordinated Notes, (iii) Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed in the aggregate the amount equal to (A) $1.1 billion, plus (B) in the case of any refinancing of the Credit Facility or any portion thereof, the aggregate fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, (iv) Indebtedness of Foreign Subsidiaries incurred solely for working capital purposes of such Foreign Subsidiaries, (v) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than indebtedness described in clause (i), (ii) or (iii) above), (vi) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries, provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (vii) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary of the Company from fluctuation in foreign currency exchange rates, (viii) Indebtedness owed by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company or by the Company to any Restricted Subsidiary of the Company, (ix) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the Company could have incurred such Indebtedness in accordance with clause (i) or (ii) of the first proviso to Section 4.3 on the date such Indebtedness became Acquired Indebtedness; provided that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with such Person becoming a Restricted Subsidiary of the Company, (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business,
(xi) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) other than with respect to Senior Indebtedness, create Indebtedness with a Weighted Average Life to Maturity at the time of such Indebtedness is incurred that is less than the Weighted Average Life to Maturity of such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (viii) or (xvii) of this definition); provided that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (xi) other than its own Indebtedness, (xii) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed the greater of $60.0 million and 3.0% of Consolidated Total Assets at the time of any incurrence thereof (which amount shall be deemed not to include any such Indebtedness incurred in whole or in part under the Credit Facility to the extent permitted by clause (iii) above), (xiii) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), and the incurrence by a Receivables Entity of Indebtedness under a Purchase Money Note,
(xiv) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xvi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xvii) Indebtedness consisting of guarantees (a) by the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by Restricted Subsidiaries of the Company, and (b) subject to Section 4.11, by Restricted Subsidiaries of the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by the Company or other Restricted Subsidiaries of the Company, and (xviii) additional Indebtedness of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed the greater of $60.0 million and 3.0% of Consolidated Total Assets at any one time outstanding.

                  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date; (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding; (v) accounts receivable owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary of the Company deems reasonable under the circumstances; (vi) Currency Agreements and Interest Swap Obligations entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes and otherwise in compliance with this Indenture; (vii) Investments in securities of or other investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments in the Securities, Existing Senior Notes or the Existing Senior Subordinated Notes; (ix) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not exceeding $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) and (B) without duplication of any amounts included in clause (x)(A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, that in the case of amounts described in clause (x)(A) or (x)(B) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (x) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments");
(xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional Receivables or an equity interest; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, (A) such Investment does not exceed 25% of the consideration received for such

Asset Sale and (B) such Asset Sale is otherwise effected in compliance with
Section 4.6; (xiii) Investments by the Company or its Restricted Subsidiaries in Joint Ventures in an aggregate amount not in excess of $50.0 million; and (xiv) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock). Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (x) of this definition shall not be included in subclause (v) or (w) of clause (iii) of the first paragraph of Section 4.4.

                  "Permitted Liens" means the following types of Liens:

                  (i)      Liens securing the Securities or the Existing Senior

         Notes;

                  (ii) Liens securing Acquired Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

                  (iii) Liens existing on the Issue Date, together with any Liens securing Indebtedness permitted to be incurred under this Indenture in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property (plus improvements accessions, proceeds or distributions in respect thereof) other than that securing the Indebtedness being refinanced;

                  (iv) Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary of the Company;

                  (v) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary of the Company, other than Liens securing Acquired Indebtedness; provided that such Liens were in existence prior to such acquisition and do not extend to any property other than the property so acquired by the Company or a Restricted Subsidiary of the Company;

                  (vi) Liens on property of a Person at the time such Person is merged or consolidated with the Company or a Restricted Subsidiary of the Company, other than Liens securing Acquired Indebtedness; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged or consolidated with the Company or a Restricted Subsidiary of the Company; and

                  (vii) other Liens securing Senior Subordinated Indebtedness, provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $15.0 million.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

                  "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary of the Company, or other successor plan thereof, and "Plans" shall have a correlative meaning.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Productive Assets" means assets (including Capital Stock of a Person that directly or indirectly own assets) of a kind used or usable in the business of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

                  "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in (a).

                  "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

                  "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

                  "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its

Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

                  "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Registered Exchange Offer" shall mean an offer by the Company to exchange Initial Securities for Exchange Securities issued pursuant to an effective registration statement under the Securities Act.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated August 20, 2003, by and among the Company, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Lazard Freres & Co. LLC, as such agreement my be amended, modified or supplemented from time to time and, with respect to any Additional Securities, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to certain purchasers of Additional Securities with respect to the registration of certain Additional Securities under the Securities Act.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Securities Custodian" means the trustee as custodian for the Depository.

                  "Senior Indebtedness" means (i) Bank Indebtedness and (ii) all Indebtedness of the Company including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary of the

Company, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of Section
4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holders(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

                  "Senior Subordinated Indebtedness" means the Securities, the Existing Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Indebtedness.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as in effect on the Issue Date.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company reasonably believes to be customary in an accounts receivable transaction.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Subsidiary Guarantor" means a Restricted Subsidiary of the Company that executes and delivers a supplemental indenture pursuant to Section 4.11.

                  "TIA" means the Trust Indenture Act of 1939 (15
U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(d) hereof.

                  "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(A) such designation was made at or prior to the Issue Date, (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then the Company certifies to the Trustee that such designation complies with Section 4.4 and that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company only if (x) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (y) the Consolidated Fixed Charge Coverage Ratio would be greater than it was immediately prior to such designation, and in each case no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" means any Restricted Subsidiary of the Company all the outstanding voting securities of which (other than directors, qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.

                  SECTION 1.2.      Other Definitions.

                                                        Defined in
                         Term                            Section
                         ----                           ----------
"Affiliate Transaction"...........................         4.7
"Agent Member"....................................         2.1(c)
"Amendment".......................................         4.5
"Authenticating Agent"............................         2.2
"Bankruptcy Law"..................................         6.1
"Blockage Notice".................................        10.3
"Change of Control Offer".........................         4.8(a)
"Change of Control Payment Date"..................         4.8(b)
"Company".........................................       Preamble
"Covenant Defeasance".............................         8.2(c)
"Custodian".......................................         6.1
"Definitive Securities"...........................         2.1(d)
"Event of Default"................................         6.1
"Exchange Notes"..................................       Preamble
"Exchange Securities".............................         2.1
"Global Security".................................         2.1(b)
"Guarantee".......................................        4.11
"incur"...........................................         4.3
"Initial Agreement"...............................         4.5
"Initial Lien"....................................         4.2
"Initial Notes"...................................       Preamble
"Initial Securities"..............................         2.1(a)
"Legal Defeasance"................................         8.2(b)
"Legal Holiday"...................................        13.8
"Net Proceeds Offer"..............................         4.6(a)

                                                        Defined in
                           Term                           Section
                           ----                         ----------
"Net Proceeds Offer Amount".......................        4.6(a)
"Net Proceeds Offer Trigger Date".................        4.6(a)
"Note Offer Amount"...............................        4.6(a)
"Net Proceeds Offer Payment Date".................        4.6(a)
"Original Securities".............................      Preamble
"Other Debt"......................................        4.6(a)
"pay the Securities"..............................       10.3
"Paying Agent"....................................        2.3
"Payment Blockage Period".........................       10.3
"Purchase Agreement"..............................      Preamble
"Reference Period"................................        4.4
"Refinancing Agreement"...........................        4.5
"Registered Securities"...........................        2.1(a)
"Registrar".......................................        2.3
"Regulation S"....................................        2.1(b)
"Restricted Payment"..............................        4.4
"Rule 144A".......................................        2.1(b)
"Securities"......................................      Preamble
"Trustee".........................................      Preamble

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1)   a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)   "or" is not exclusive;

                  (4)   "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any non interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1. Form and Dating. (a) Any Securities issued as Transfer Restricted Securities, including the Initial Notes (the "Initial Securities"), and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Securities issued in a Registered Exchange Offer (the "Exchange Securities") or any Additional Securities originally issued pursuant to an effective registration statement under the Securities Act (any such Additional Securities, together with the Exchange Securities, the "Registered Securities") and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (b) Global Securities. The Securities shall in each case be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend set forth on Exhibit A and Exhibit B (each, a "Global Security"), which shall be deposited on behalf of the Holders of the Securities represented thereby with the Trustee, at its designated corporate trust office, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and in the case of Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or outside the United States in reliance on Registration S under the Securities Act ("Regulation S") the Global Security shall bear the Restricted Securities Legend set forth in Exhibit A hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by endorsements made on such Global Securities by the Trustee, the Securities Custodian or the Depository or its nominee as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d)      Certificated Securities. Except as provided in
Section 2.6, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto (the "Definitive Securities"). Definitive Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.6(d) hereof.

                  SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

                  The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $150 million, (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount and (3) Additional Securities for issuance as Transfer Restricted Securities or otherwise and any Exchange Securities with respect thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company; provided, any such order with respect to Additional Securities shall be accompanied by the receipt of an Officers' Certificate and Opinion of Counsel pursuant to Section 13.4 to authenticate Additional Securities for original issue in an aggregate principal amount set forth in such request. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Original Securities outstanding at any time may not exceed $150 million except as provided in Section 2.7.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  SECTION 2.4. Paying Agent to Hold Money in Trust. By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.6.      Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar or a co-registrar with a request:

                  (x)   to register the transfer of such Definitive Securities;
         or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that:

                  (i) such Definitive Securities shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by such Holder or his attorney duly authorized in writing; and

                  (ii) if such Definitive Securities are Transfer Restricted Securities, such Definitive Securities shall also be accompanied by the following additional information and documents, as applicable:

                        (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                        (B) if such Transfer Restricted Securities are being transferred (x) to the Company or to a QIB in accordance with Rule 144A under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                        (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; (x) to an institutional "accredited investor" as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "IAI"); or (y) in reliance on another exemption from the registration requirements of the Securities
                  Act: (i) a certification to that effect from such Holder (in the form set forth on the reverse of the Security) and (ii) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act.

                  (b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                  (ii) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with this Section 2.6 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice and the Company notifies the Trustee in writing of such circumstances, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or the Trustee to issue Definitive Securities.

                  (iii) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Company shall sign and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Each Definitive Security delivered in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and shall be registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided in Section 2.6(d), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                  (iv) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (v) In the event of the occurrence of any of the events specified in Section 2.6(b)(ii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                  (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (b) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee by the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (d) Legend. (i) Except for Registered Securities and except as permitted by the following paragraph (ii) each Security certificate evidencing Global Securities and Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY GUARANTOR OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)

         (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" ("IAI") WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, IN EACH CASE, IN A TRANSACTION INVOLVING A MINIMUM PURCHASE PRICE OF $250,000 FOR SUCH SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFERS OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  Except as permitted by the following paragraph (ii), until the 40th day after the Issue Date, each Security certificate evidencing Securities sold in offshore transactions to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act shall bear a legend in substantially the following form:

         "UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE

         ANONYME. THIS LEGEND WILL BE REMOVED UPON THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear any of the legends set forth in paragraph (i) above and rescind any restriction on the transfer of such Security; and

                  (B) in the case of any such Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear any of the legends set forth in paragraph
         (i) above, although it shall continue to be subject to the provisions of Section 2.6(b) hereof.

                  (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security by the Securities Custodian to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Securities. (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, Registrar or co-registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 4.6, 4.8 or 9.5 or pursuant to paragraph 5 of the Securities).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (vi) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished the Depository with respect to its members, participants and any beneficial owners.

                  (vii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

                  SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled to issue Additional Securities under this Indenture that shall have identical terms as the Original Securities, other than with respect to the date of issuance, issue price, and amount and accrual of interest payable on the first Interest Payment Date applicable thereto (and, if such Additional Securities shall be issued in the form of Transfer Restricted Securities, other than with respect to transfer restrictions, any registration rights and the liquidated damages associated therewith); provided that such issuance is not prohibited by Section 4.3. The Initial Securities and any Additional Securities and all Exchange Securities shall be treated as a single class for all purposes under this Indenture. Any Additional Securities issued under this Indenture will rank pari passu in right of payment with the Original Securities.

                  With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and in a written order of the Company, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date, the CUSIP number of such Additional Securities, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

                  (3) whether such Additional Securities shall be Transfer Restricted Securities or Registered Securities.

                                  ARTICLE III

                                   REDEMPTION

                  SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or if the Company is required to redeem Initial Notes pursuant to paragraph 22 of the Initial Notes, it shall notify the Trustee in writing of the redemption date (which in the case of a redemption of Initial Notes pursuant to paragraph 22 of the Initial Notes may be the date of the event triggering the requirement to redeem the Initial Notes, or another date up to 10 days after the date of such event) and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section with respect to redemptions pursuant to paragraph 5 of the Securities at least 60 days before the redemption date unless the Trustee consents to a shorter period. If the Company is required to redeem the Initial Notes pursuant to paragraph 22 of the Initial Notes, the Company shall give notice thereof to the Trustee concurrently with or promptly after the occurrence of the event triggering the requirement to redeem the Initial Notes (or at the option of the Company to the extent practicable, prior to the occurrence of such event). Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

                  SECTION 3.2. Selection of Securities To be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the entirety of Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.3. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days prior to the date fixed for redemption of Securities, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the last address for such Holder then shown on the Registrar's books. In the case of a redemption of Initial Notes pursuant to paragraph 22 of the Initial Notes, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder of Securities at the last address for such Holder then shown on the Registrar's books on the date it delivers the related notice to the Trustee pursuant to
Section 3.1. Each such notice shall identify the Securities to be redeemed and shall state:

                  (1)   the redemption date;

                  (2)   the redemption price;

                  (3)   the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) the paragraph or subparagraph of the Securities pursuant to which such redemption is being made;

                  (6) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (7) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request at least seven days prior to the date on which such notice is to be given (or such shorter period to which the Trustee may consent), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.5. Deposit Of Redemption Price. By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price or the Paying Agent is prohibited from making such payment, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

                  SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (and premium, if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.2. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom which secure Senior Subordinated Indebtedness or Subordinated Obligations (the "Initial Lien"), unless (i) in the case of Initial Liens securing Subordinated Obligations, the Securities are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Initial Liens and (ii) in the case of Initial Liens securing Senior Subordinated Indebtedness, the Securities are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit. Any such Lien thereby created in favor of the Securities will be automatically and unconditionally released and discharged upon (a) the release and discharge of the Initial Lien to which it relates, or (b) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary of the Company in, or all or substantially all the assets of, any Restricted Subsidiary of the Company creating such Initial Lien.

                  SECTION 4.3. Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, (i) the Company may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than or equal to 2.0 to 1.0 and (ii) any Restricted Subsidiary of the Company may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than or equal to 2.5 to 1.0; and provided, further, that accrual of interest, the accretion of accreted value and the payment of interest in the form of additional interest shall not be deemed an incurrence of Indebtedness for purposes of this Section 4.3.

                  For purposes of determining compliance with, and determining the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.3, (x) any other Obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 4.3) arising under any guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (y) in the event that Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses; and (z) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to the Credit Facility shall be calculated based on the relevant currency exchange rate in effect on the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  SECTION 4.4. Limitation on Restricted Payments(a). The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, or (c) make any Investment (other than Permitted Investments) in any other Person (each of the foregoing actions set forth in clauses (a), (b) and (c) (other than the exceptions thereto) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed, without duplication, the sum of: (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period (treated as a single accounting period) beginning on January 1, 1998, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements of the Company are available (such period, the "Reference Period"); plus (v) 100% of the aggregate net cash proceeds and the fair market value of property or assets (as determined in good faith by the

Board of Directors of the Company, whose determination shall be conclusive) received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale after January 21, 1998 of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding proceeds (net cash proceeds, in the case of a sale for cash) from the sale of Capital Stock to the extent used to repurchase or acquire shares of Capital Stock of the Company pursuant to clause (2)(ii) of the next succeeding paragraph); plus (w) 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of its Capital Stock (but excluding net cash proceeds from any equity contribution to the extent used to repurchase or acquire shares of Capital Stock of the Company pursuant to clause
(2)(iii) of the next succeeding paragraph); plus (x) to the extent that any Investment (other than a Permitted Investment) that was made after January 21, 1998 is sold or otherwise liquidated or repaid, the lesser of (A) the cash and the fair market value of property or assets (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Investment; plus (y) the net cash proceeds and the fair market value of property or assets (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) received from the sale of Capital Stock in an Unrestricted Subsidiary (other than to the Company or any of its Restricted Subsidiaries); plus (z) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any of its Restricted Subsidiaries from any Unrestricted Subsidiary, or (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in this clause (z) in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date. Any net cash proceeds included in the foregoing clause (iii)(v) or
(iii)(w) shall not be included in clause (x)(A) or clause (x)(B) of the definition of "Permitted Investments" to the extent actually utilized to make a Restricted Payment under this paragraph.

                  Notwithstanding the foregoing, the provisions set forth in the preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of capital stock of the Company (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, or (iii) through the application of net cash proceeds of a substantially concurrent equity contribution received by the Company from a holder of its Capital Stock; (3) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its capital stock or options, warrants or other rights in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (3) shall not exceed $20.0 million in the aggregate after the Issue Date (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Capital Stock or any options, warrants or other rights in respect thereof to management employees subsequent to the Issue Date and (y) any "key man" life insurance policies which are used to make such redemptions or repurchases); (4) the payment of fees and compensation as permitted under clause (i) of Section 4.7(b); (5) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable the Company to make payments to holders of its capital stock in lieu of issuance of fractional shares of its capital stock; (6) repurchases of capital stock deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; (7) the Perbio Transactions; (8) the Company or any Restricted Subsidiary from making payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of capital stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment, not to exceed $20.0 million in the aggregate after the Issue Date; (9) other Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances). In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) the net amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (3), (8) and (9) of this paragraph shall be included in such calculation, provided that such expenditures pursuant to clause (3) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies, and (b) the net amounts expended pursuant to clauses (2), (4), (5),
(6) and (7) shall be excluded from such calculation.

                  SECTION 4.5. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) this Indenture; (3) any restriction or encumbrance (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any of its Restricted Subsidiaries, (D) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (E) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (F) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (G) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or such Restricted Subsidiary, or (H) pursuant to Currency Agreements or Interest Swap Obligations; (4) any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or which agreement or instrument is assumed by the Company or any of its Restricted Subsidiaries in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (4), if another Person is the successor company in such acquisition, merger or consolidation, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or any of its Restricted Subsidiaries, as the case may be, when such Person becomes the successor company; (5) agreements existing on the Issue Date (including, without limitation, the Credit Facility and any instrument governing the Existing Senior Notes or the Existing Senior Subordinated Notes); (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (9) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity and such Restricted Subsidiary is engaged in the Qualified Receivables Transaction; (10) any agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (2), (4) or (5) of this Section 4.5 or this clause (10) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Securities taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company); or (11) any agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.3 (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Securities than the encumbrances and restrictions (as determined in good faith by the Company) contained in the Initial Agreements (other than Initial Agreements contemplated by clause (4) above), or (B) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities.

                  SECTION 4.6. Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive); (ii) in the case of any Asset Sale (or series of Asset Sales) having a fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) of $25.0 million or more, at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released, (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 180 days of such receipt into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), (C) any assumption of Indebtedness of the Company or any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (D) any Indebtedness of any Restricted Subsidiary of the Company that is no longer a Restricted Subsidiary of the Company as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary of the Company are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, and (E) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries from such transferee having an aggregate fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (E) then outstanding, not to exceed the greater of $50.0 million and 2.5% of Consolidated Total Assets at the time of receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis at least that amount of Securities equal to the Note Offer Amount at a price in cash equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.6. Any offer to purchase with respect to Other Debt shall be made and consummated concurrently with any Net Proceeds Offer.

                  "Other Debt" shall mean other Indebtedness of the Company that ranks pari passu with the Securities and requires that an offer to purchase such Other Debt be made upon consummation of an Asset Sale.

                  "Note Offer Amount" means (i) if an offer to purchase Other Debt is not being made, the amount of the Net Proceeds Offer Amount and (ii) if an offer to purchase Other Debt is being made, an amount equal to the product of
(x) the Net Proceeds Offer Amount and (y) a fraction the numerator of which is the aggregate amount of Securities tendered pursuant to such offer to purchase and the denominator of which is the aggregate amount of Securities and Other Debt tendered pursuant to such offer to purchase.

                  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $25.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $25.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $25.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

                  Notwithstanding the preceding paragraphs of this Section 4.6(a), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent
(i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of the preceding paragraphs; provided, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

                  (b) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender securities in an amount exceeding the Note Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law; provided, such period shall not be less than the period with respect to any offer to purchase Other Debt being made concurrently with such Net Proceeds Offer or terminate prior to any such period. To the extent that the aggregate amount of Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

                  (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

                  SECTION 4.7.      Limitation on Transactions with Affiliates.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions entered into on terms that are fair and reasonable to, and in the best interests of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company's Board of Directors;

provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, further, that for a transaction or series of related transactions with an aggregate value of $25.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

                  (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors;
(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) transactions effected as part of a Qualified Receivables Transaction; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(v) Restricted Payments permitted by this Indenture; (vi) any Permitted Investment; (vii) transactions permitted by, and complying with, the provisions of Section 5.1; (viii) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company; (ix) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to Plans and employment contracts approved by the Board of Directors of the Company; (x) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5.0 million at any one time outstanding; (xi) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company; (xii) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally; (xiii) any agreement to do any of the foregoing.

                  SECTION 4.8. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase for cash all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of purchase, provided that the Company shall not be obligated to repurchase the Securities pursuant to this Section 4.8 in the event that the Company has exercised the right to redeem all of the Securities as described in paragraph 5 of the Securities. In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of the Securities pursuant to this Section 4.8, prior to the mailing of the notice referred to below, but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event (unless the Company has exercised its right to redeem all the Securities as described in paragraph 5 of the Securities), the Company shall (a) repay in full and terminate all commitments under the Bank Indebtedness or offer to repay in full and terminate all commitments under all Bank Indebtedness and to repay the Bank Indebtedness owed to each holder of Bank Indebtedness which has accepted such offer or (b) obtain the requisite consents under the Credit Facility to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with this Section
4.8 shall constitute an Event of Default under Section 6.1(4) and not under 6.1(2).

                  (b) The Company shall disclose the occurrence of any Change of Control Triggering Event by issuing a press release and filing a Form 8-K with the Commission. Within 30 days following the date the Company obtains actual knowledge that a Change of Control Triggering Event has occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, stating: (1) that a Change of Control Triggering Event has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (4) the instructions determined by the Company, consistent with this Section 4.8, that a Holder must follow in order to have its Securities purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event. Holders of the Securities electing to have a Security purchased pursuant to a Change of Control Offer are required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

                  (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

                  SECTION 4.9. Prohibition on Incurrence of Senior Subordinated Debt. Neither the Company nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

                  SECTION 4.10. Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

                  SECTION 4.11. Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company, other than guarantees of Indebtedness incurred pursuant to the Credit Facility (but only if such guarantees are permitted by clause (ii) of Section
4.3 or constitute Permitted Indebtedness), unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's guarantee of the Securities (a "Guarantee"), such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary; provided that if (w) any Subsidiary Guarantor is released from its guarantee with respect to Indebtedness outstanding under the Credit Facility or other Indebtedness the guarantee of which gave rise to the obligation to enter into its Guarantee; (x) the Company or any of its Restricted Subsidiaries sells or otherwise disposes (by merger or otherwise) of any Subsidiary Guarantor in accordance with this Indenture, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary, (y) any Subsidiary Guarantor merges or consolidates with and into the Company or another Subsidiary Guarantor that is the surviving Person of such merger or consolidation, or (z) any Subsidiary Guarantor becomes an Unrestricted Subsidiary, such Subsidiary Guarantor shall automatically be released from its obligations as a Subsidiary Guarantor. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any such Guarantee. Nothing in this Section 4.11 shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.3.

                  The supplemental indenture evidencing each Guarantee will provide that the obligations of each Subsidiary Guarantor under its Guarantee will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

                  SECTION 4.12. Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same as, or similar, related or ancillary to, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

                  SECTION 4.13. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

                  SECTION 4.14. Corporate Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                  SECTION 4.15. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) any lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.16. Maintenance of Properties and Insurance. (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.16 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries of the Company in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

                  SECTION 4.17. Compliance With Laws. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.18. Additional Information. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

                  SECTION 4.19. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                                SUCCESSOR COMPANY

                  SECTION 5.1.      When Company May Merge or Transfer Assets.
(a) The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons unless:

                  (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments referred to in the definition of "Consolidated Fixed Charge Coverage Ratio"), either (A) the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (B) the Consolidated Fixed Coverage Ratio would be greater than it was immediately prior to such transaction;

                  (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby and by the Securities, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate that is (x) a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

                  (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.1. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest (including liquidated damages, if any, under the Registration Rights Agreement) on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered, pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by Article X;

                  (3) the Company defaults in the observance or performance of the covenant set forth in Section 5.1;

                  (4) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

                  (5) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default or failure to pay principal at final maturity or which has been accelerated, aggregates $25 million or more at any time;

                  (6) one or more judgments in an aggregate amount in excess of $25 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed;

                  (7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding;

                           (B) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors;

                           (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

                           (F) takes any corporate action to authorize or effect any of the foregoing;

         or takes any comparable action under any foreign laws relating to insolvency; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant any judgment, decree or order of any to court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default.

                  SECTION 6.2. Acceleration. (a) If an Event of Default (other than an Event of Default specified in 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable.

                  (b) If an Event of Default specified in Sections 6.1(7) and (8) with respect to the Company occurs and is continuing, then the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Securities.

                  (c) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.2(a) or (b) above, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(6), (7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4.      Waiver of Past Defaults. Subject to Sections
6.7 and 9.2, the holders of a majority in principal amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except (i) a default in the payment of the principal of or interest on any Securities or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This paragraph of this
Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such

Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.5 shall be in lieu of
Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25%; in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 45-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to holders of Senior Indebtedness to the extent required by Article X;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities far principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Company or any other obligors on the Securities as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default (other than in the case of clause (2) below the Events of Default specified therein):

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, including any such certificates or opinions furnished in connection with an Event of Default under Section 6.1(3), (4) or
         (6). However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a) and (b) of this Section.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for the Company's authorization to issue the Securities, or any statement of the Company in this Indenture, the Offering Memorandum or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a) if such a report is required by that section. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing-of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, an successor to the Trustee may authenticate such Securities either in the name of an predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding an creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1. Discharge of Liability on Securities. (a) The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in Section 8.1(b), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (i) either (A) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Securities have otherwise become due and payable hereunder or (C) all Securities will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such money, to pay principal of, premium on, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

                  (iii) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which it is bound;

                  (iv) the Company shall have paid all other sums payable by it hereunder; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Securities and this Indenture have been satisfied. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Facility (if then in effect) or any other material agreement or instrument then known to such counsel that binds or affects the Company.

                  (b) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.2, 2.5, 2.6, 2.7, 2.8, 4.1, 4.13, 4.14,
4.15, 4.17, 7.7, 8.4, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the

Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4, 8.5 and 8.6 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  SECTION 8.2.      Legal Defeasance and Covenant Defeasance.
(a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions-set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the following provisions shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Sections 8.3 and 8.4 hereof, and as more fully set forth in such Sections, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article II and Section 4.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this
Article VIII. The Holders of the Securities and any amounts deposited under
Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or otherwise. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.2 through 4.12 and Article V hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Sections 8.3 and 8.4 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under
Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or any reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 8.3. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

                  (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the holders of the Securities cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash in U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                  (2) in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence) or insofar as Sections 6.1(7) and 6.1(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with;

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of an applicable bankruptcy insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (9) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.4. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities. The Trustee shall be under no Obligation to invest said U.S. Legal Tender or U.S. Government obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.5.      Repayment to Company. Subject to this
Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to comply with Article V or to provide for the assumption by a successor of the obligations of a Subsidiary Guarantor;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X;

                  (5) to add Guarantees with respect to the Securities or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

                  (8) to make any change that does not adversely affect the rights of any Securityholder;

                  (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities and provisions relating to an increase in interest rates in the event the Securities are not registered under the Securities Act will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Securities, as a single issue of securities;

                  (10) to secure the Securities pursuant to the requirements of Section 4.2 or otherwise;

                  (11) to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Securities when such release, termination or discharge is provided for under this Indenture;

                  (12) to provide for or confirm the issuance of Additional Notes (subject to compliance with Section 4.3); or

                  (13) to provide that any Indebtedness that becomes or will become an obligation of a successor company or a Subsidiary Guarantor pursuant to a transaction governed by the provisions of Section 5.1 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.1.

                  SECTION 9.2. With Consent of Holders. Subject to Section 6.7, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to Section 6.7, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of the Holder of each Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make an change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Securities);

                  (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

                  (7) modify Article X or the definitions used in Article X of this Indenture to adversely affect the Holders in any material respect.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance With Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act of 1939, as amended as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.2, in which case, the amendment or waiver shall bind only each Securityholder who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action de-scribed above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION 9.5. Notation or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

                  SECTION 10.1. Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness, and to all existing and future obligations of the Company's Subsidiaries. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

                  SECTION 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets or securities of the Company to creditors upon a total or partial liquidation or dissolution or reorganization or similar proceeding of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, whether voluntary or involuntary:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of, premium, if any, or interest on or other amounts with respect to the Securities; and

                  (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear.

                  SECTION 10.3. Default on Senior Indebtedness. The Company may not pay principal of, premium (if any) or interest on, or any other amount in respect of, the Securities or make any deposit pursuant to Article VIII and may not otherwise purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if any amount due in respect of any Senior Indebtedness (including, without limitation any amount due as a result of acceleration of the maturity thereof by reason of default or otherwise) has not been paid in full in cash or Cash Equivalents unless the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and are continuing.

                  In addition, during the continuance of any default (other than a payment default described in the first sentence of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice and all other defaults with respect to such Designated Senior Indebtedness shall have been cured or shall have ceased to exist or (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash or Cash Equivalents).

                  Notwithstanding the provisions described in the immediately preceding paragraph, unless any payment default described in the first sentence of the second immediately preceding paragraph has occurred and is then continuing, the Company may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments.

Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be a 181 consecutive day period during any 360 consecutive day period which no Payment Blockage Period is in effect.

                  SECTION 10.4. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration and provide copies of such notices to the Trustee.

                  If any Designated Senior Indebtedness is outstanding at the time of such acceleration, the Company may not pay the Securities until the earlier of five Business Days after the holder or Representative of such Designated Senior Indebtedness receives notice of such acceleration or the date of acceleration of such Designated Senior Indebtedness and, thereafter, may pay the Securities only if this Article X otherwise permits payments at that time.

                  SECTION 10.5. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

                  SECTION 10.6. Subrogation. After all Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness.

                  SECTION 10.7. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  SECTION 10.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

                  SECTION 10.9. Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it specifically stating that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment in respect of the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this
Article X shall have an effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Legal Tender or U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and
7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

                  SECTION 10.14. Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                                   [RESERVED]

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  SECTION 13.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Fisher Scientific International Inc.
                           Liberty Lane
                           Hampton, NH 03842

                           Attention of General Counsel

                           if to the Trustee:

                           J.P. Morgan Trust Company, National Association One Oxford Centre, Suite 1100
                           301 Grant Street
                           Pittsburgh, Pennsylvania 15219

                           Attention: Global Trust Services

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.3. Communication by Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.4. Certificate and Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 13.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have a liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. Variable Provisions. The company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

                  SECTION 13.14. Qualification Of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not lim-ited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

                                [SIGNATURE PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                            FISHER SCIENTIFIC INTERNATIONAL INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            J.P. MORGAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION, as Trustee

                                            By: _______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                 [FORM OF FACE OF TRANSFER RESTRICTED SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY GUARAN-

TOR OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" ("IAI") WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, IN EACH CASE, IN A TRANSACTION INVOLVING A MINIMUM PURCHASE PRICE OF $250,000 FOR SUCH SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                       [Regulation S Securities Legend](a)

                  [UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIETE ANONYME. THIS LEGEND WILL BE REMOVED UPON THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD.]

---------------------------
(a) To be included on each Security certificate evidencing Securities sold in offshore transactions to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act until the 40th day after the Issue Date.

                      FISHER SCIENTIFIC INTERNATIONAL INC.

No.                                   Principal Amount $

                                                                       CUSIP NO.

                      8% Senior Subordinated Note due 2013

                  Fisher Scientific International Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of on September 1, 2013.

                  Interest Payment Dates: March 1 and September 1.

                  Record Dates: February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:                                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            By: _______________________________
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

J.P. MORGAN TRUST COMPANY,
   NATIONAL ASSOCIATION

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By: ____________________________
    Authorized Signatory

                              (Reverse of Security)

                      8% Senior Subordinated Note due 2013

1.       Interest

                  Fisher Scientific International Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on March 1 and
September 1 of each year, commencing [       ]. Interest on the Securities will
accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from the date of issuance. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 and August 15 immediately preceding the interest payment date even if Securities are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, J.P. Morgan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of August 20, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Initial Securities, the Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of senior subordinated Indebtedness, preferred stock of Subsidiaries and future guarantees. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  (a) At any time prior to September 1, 2008, the Securities may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control Triggering Event.

                  "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Security on September 1, 2008 (such redemption price being that described below in clause (b)), plus (2) all required remaining scheduled interest payments due on such Security through such date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on the Company's behalf by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

                  "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such Redemption Date to September 1, 2008; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  (b) In addition, on and after September 1, 2008, the Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on September 1 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year                                                            Redemption Price
----                                                            ----------------
2008.................................................               104.000%
2009.................................................               102.667%
2010.................................................               101.333%
2011 and thereafter..................................               100.000%

The Company may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control Triggering Event.

                  (c) Notwithstanding the foregoing, at any time, or from time to time, on or prior to September 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Securities originally issued at a redemption price equal to 108.000% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least 60% of the original principal amount of Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering.

6.       Notice of Redemption

                  Notice of redemption pursuant to the foregoing paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Option of Holder to Elect Purchase

                  Upon a Change of Control Triggering Event, any Holder of Securities will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Note Offer Amount at a price in cash equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance; Discharge

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of prin-cipal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, and the Trustee may amend the Indenture or the Securities to, among other things set forth in the Indenture, cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $25.0 million against the Company or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      [Registration Rights.

                  Pursuant to the Registration Rights Agreement by and among the Company and certain initial purchasers of the Securities evidenced by this Security, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have, subject to the conditions set forth in the Registration Rights Agreement, the right to exchange this Security for another series of 8% Senior Subordinated Notes due 2013 of the Company (herein called the "Exchange Securities"), which have been registered under the Securities Act of 1933, as amended, in like principal amount and having identical terms as the Securities (other than as set forth in this paragraph). The Holders of Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.](a)

21.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842, Attention: General Counsel.

22.      Mandatory Redemption

                  [The Company shall be required to redeem all of the Securities at a redemption price in cash equal to 101% of the principal amount thereof together with accrued and unpaid interest to the date of redemption if the Company has not acquired more than 50% of the outstanding shares of Perbio Science AB prior to the 180th day after the Issue Date. The redemption date will be up to the 10th day after the end of such 180 day period. The Company's failure to comply with this paragraph shall constitute an Event of Default under
Section 6.1(2) of the Indenture.](b)

---------------
(a) To be included in certificates evidencing the Initial Notes issued on the Issue Date. Additional Securities issued as Transfer Restricted Securities may have a comparable provision inserted here.

(b) To be included in certificates evidencing the Initial Notes issued on the Issue Date.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to
                  _____________________________________________________
                  _____________________________________________________
                  _____________________________________________________
                  (Print or type assignee's name, address and zip code)

                  _____________________________________________________
                     (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint         agent to transfer this Security on the
         books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________       Your Signature: ______________________

Signature Guarantee: ______________________________
                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(b)(ii) of the Indenture); or

         [ ]               transferred to the Company; or

         [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         [ ] transferred pursuant to an effective registration statement under the Securities Act; or

         [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

         [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                          ______________________________________
                                                       Signature
Signature Guarantee:

______________________________            ______________________________________
(Signature must be guaranteed)                         Signature

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal  Security following such de-      officer of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security   crease or increase               Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature _____________________________________________
                                (Sign exactly as your name appears on the other side of the Security)

         Signature Guarantee: _____________________________________
                                (Signature must be guaranteed)

                                                                       EXHIBIT B

                      [FORM OF FACE OF REGISTERED SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                      FISHER SCIENTIFIC INTERNATIONAL INC.

No. __                              Principal Amount

                                                                       CUSIP NO.

                      8% Senior Subordinated Note due 2013

                  Fisher Scientific International Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on September 1, 2013.

                  Interest Payment Dates: March 1 and September 1.

                  Record Dates: February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:                                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            By: _______________________________
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

J.P. MORGAN TRUST COMPANY,
    NATIONAL ASSOCIATION

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By: __________________________
       Authorized Signatory

                              (Reverse of Security)

                      8% Senior Subordinated Note due 2013

1.       Interest

                  Fisher Scientific International Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on March 1 and
September 1 of each year, commencing [        ]. Interest on the Securities will
accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from the earlier of the most recent date on which interest was paid on the Initial Securities or, if no such interest has been paid, from the date of issuance of the Initial Securities. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 and August 15 immediately preceding the interest payment date even if Securities are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, J.P. Morgan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of August 20, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Initial Securities, the Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of senior subordinated Indebtedness, preferred stock of Subsidiaries and future guarantees. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  (a) At any time prior to September 1, 2008, the Securities may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control Triggering Event.

                  "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Security on September 1, 2008 (such redemption price being that described below in clause (b)), plus (2) all required remaining scheduled interest payments due on such Security through such date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on the Company's behalf by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

                  "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such Redemption Date to September 1, 2008; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  (b) In addition, on and after September 1, 2008, the Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on September 1 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year                                                            Redemption Price
----                                                            ----------------
2008.................................................               104.000%
2009.................................................               102.667%
2010.................................................               101.333%
2011 and thereafter..................................               100.000%

The Company may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control Triggering Event.

                  (c) Notwithstanding the foregoing, at any time, or from time to time, on or prior to September 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Securities originally issued at a redemption price equal to 108.000% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least 60% of the original principal amount of Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering.

6.       Notice of Redemption

                  Notice of redemption pursuant to the foregoing paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Option of Holder to Elect Purchase

                  Upon a Change of Control Triggering Event, any Holder of Securities will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Note Offer Amount at a price equal in cash to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance; Discharge

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of prin-cipal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, and the Trustee may amend the Indenture or the Securities to, among other things set forth in the Indenture, cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $25.0 million against the Company or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                  ____________________________________________________
                  ____________________________________________________
                  ____________________________________________________
                  (Print or type assignee's name, address and zip code)

                  ____________________________________________________
                     (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint         agent to transfer this Security on the
         books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________         Your Signature: _______________________

Signature Guarantee: ______________________________
                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal  Security following such de-      officer of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security   crease or increase               Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________  Your Signature _______________________________________________
                                 (Sign exactly as your name appears on the other side of the Security)

         Signature Guarantee: _____________________________________
                                 (Signature must be guaranteed)

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE FROM ACQUIRING
                       INSTITUTIONAL ACCREDITED INVESTORS

                                                 _______________________,_______

J.P. Morgan Trust Company, N.A.
One Oxford Centre, Suite 1100
301 Grant Street
Pittsburgh, Pennsylvania 15219

Attention: Global Trust Services

                  Re: Fisher Scientific International Inc. (the "Company") 8% Senior Subordinated Notes due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of Notes of the Company, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 20, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available),
(F) in accordance with another exemption from the registration requirements of the Securities Act, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

                  3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          (Name of Transferee)

                                          By: __________________________________
                                                   Authorized Signature

                                      C-2